UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                    reported): April 4, 2006 (April 2, 2006)


                           Build-A-Bear Workshop, Inc.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


    Delaware                     001-32320                     43-1883836
---------------------       -------------------       -------------------------
(State or Other                 (Commission                  (IRS Employer
Jurisdiction of                 File Number)              Identification No.)
 Incorporation)


       1954 Innerbelt Business Center Drive                   63114
                St. Louis, Missouri                      -----------------
----------------------------------------------------        (Zip Code)
      (Address of Principal Executive Offices)


                                 (314) 423-8000
                   ------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01.        Completion of Acquisition or Disposition of Assets.
---------------------------------------------------------------------

         On April 2, 2006, Build-A-Bear Workshop, Inc. (the "Company"), through its wholly-owned U.K. subsidiary Build-A-Bear Workshop UK Holdings Limited ("Holdings"), completed its previously announced acquisitions of The Bear Factory Limited, an English corporation and stuffed animal retailer ("The Bear Factory"), and Amsbra, Ltd., an English corporation and current franchisee of the Company ("Amsbra"). The consummation of the Bear Factory Transaction had previously received competition clearance from the U.K. Office of Fair Trade.

         The Company acquired The Bear Factory pursuant to a Share Purchase Agreement (the "Bear Factory Purchase Agreement") entered into on March 3, 2006 with The Hamleys Group Limited, an English corporation ("Hamleys"), and The Bear Factory, pursuant to which Holdings purchased all of the issued and outstanding share capital of The Bear Factory from Hamleys (the "Bear Factory Transaction"). The purchase price for the shares of Bear Factory was (pound)15,000,000 (approximately $26.4 million based on the exchange rate on the date of the Bear Factory Purchase Agreement), subject to adjustment based upon a closing net current asset valuation of The Bear Factory. A copy of the Bear Factory Purchase Agreement was filed as Exhibit 10.38 to the Company's Annual Report on Form 10-K, filed with the SEC on March 16, 2006, which is incorporated by reference herein.

         The Company acquired Amsbra pursuant to a Sale and Purchase Agreement (the "Amsbra Purchase Agreement") with the selling shareholders of Amsbra, the Company, and Andrew Mackay pursuant to which Holdings purchased all the issued and outstanding share capital of Amsbra (the "Amsbra Transaction"). The purchase price for the Amsbra shares was (pound)5,500,000 (approximately $9.7 million based on the exchange rate on the date of the Amsbra Purchase Agreement). The Amsbra Transaction included the assumption by Holdings of a $4,425,000 (USD) loan made by Build-A-Bear Workshop Franchise Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Franchise Holdings"). At the closing of the Amsbra Transaction, Holdings advanced Amsbra (pound)500,000 to enable Amsbra to repay an additional loan obligation. A copy of the Amsbra Purchase Agreement was filed as Exhibit 10.39 to the Company's Annual Report on Form 10-K, filed with the SEC on March 16, 2006, which is incorporated by reference herein

Relationship to Amsbra

          Amsbra became a franchisee of the Company in May 2003 pursuant to a franchise agreement with Franchise Holdings. Amsbra holds franchise rights in England, Scotland, Wales, Northern Ireland and the Irish Republic, and as of the closing operated 11 Build-A-Bear Workshop stores in the U.K. Amsbra owns a partial interest in Faber France S.A.S., the Company's franchisee in France.

Item 7.01.        Regulation FD Disclosure.
-------------------------------------------

         On April 3, 2006, the Company issued a press release announcing that it had completed the acquisitions of The Bear Factory and Amsbra. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. This description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

         The information contained in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01         Financial Statements and Exhibits.
----------------------------------------------------
(d)  Exhibits

Exhibit Number    Description of Exhibit
--------------    ----------------------

99.1              Press Release dated April 3, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BUILD-A-BEAR WORKSHOP, INC.



Date: April 3, 2006           By:  /s/ Tina Klocke
                                   -----------------------------------
                                   Name:   Tina Klocke
                                   Title:  Chief Financial Bear, Secretary and
                                           Treasurer

                                  EXHIBIT INDEX

Exhibit Number    Description of Exhibit
--------------    ----------------------

99.1              Press Release dated April 3, 2006